Exhibit 32.1

Section 1350 Certifications

Pursuant to 18 U.S.C. § 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Rivulet Media, Inc., a Delaware corporation (the Company), hereby certify that:

To my knowledge, the Annual Report on Form 10-K of the Company for the annual period ended July 31, 2021 (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 12, 2022	/s/ Aaron Klusman
Aaron Klusman
Chief Executive Officer, Chairman of the Board (Principal Executive Officer)

Date: May 12, 2022	/s/ Rick Gean
Rick Gean
Interim Chief Financial Officer (Principal Financial Officer)